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                                                                     EXHIBIT 4.5


                                 AMENDMENT NO. 1
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


         THIS AMENDMENT No. 1 TO REGISTRATION RIGHTS AGREEMENT (the "Amendment") dated as of May 31, 2000, is entered into by and among The viaLink Company, a Delaware corporation (the "Company"), and AGE Investments, Inc., a Delaware corporation ("AGE"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in that certain Registration Rights Agreement dated as of March 24, 2000 by and between the Company and AGE (the "Registration Rights Agreement").

                             I N T R O D U C T I O N

         WHEREAS, the Company and AGE are parties to the Registration Rights Agreement and desire to amend such agreement to provide that certain shares of the capital stock of the Company acquired by AGE subsequent to the execution date of the Registration Rights Agreement shall become subject to the Registration Rights Agreement.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing premises and for certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Amendment to Registration Rights Agreement. The Registration Rights Agreement shall be amended by replacing in their entirety Recitals A, B and C with the following:

         A. The Company and certain of its investors, are parties to a Securities Purchase Agreement, dated March 22, 2000 (the "March Purchase Agreement"), and a Securities Purchase Agreement dated as of May 31, 2000 (the "May Purchase Agreement") providing, among other things, for such investors' acquisition of shares of Common Stock, par value $0.001 per share, of the Company and warrants to purchase shares of Common Stock of the Company.

         B. The Company and A.G. Edwards & Sons, Inc. ("AG Edwards") are parties to an Engagement Letter, dated February 25, 2000 (the "February Letter") and a Engagement Letter dated April 27, 2000 (the "April Letter"), providing, among other things, for the issuance to AG Edwards of Warrants (each, a "Warrant" and collectively, the "Warrants") to purchase shares of the Company's Common Stock (the "Shares"). Any reference herein to an individual Warrant shall encompass all Warrants.

         C. AG Edwards, pursuant to the February Letter, has located, on behalf of the Company, Millennium Partners, L.P., who is one of the investors party to the March Purchase Agreement and, pursuant to the April Letter, has located, on behalf of the Company, RGC International Investors, LDC, who is the investor party to the May Purchase Agreement (collectively, the "Services").


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         2. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the Company and the Holder have executed this
Amendment No. 1 to Registration Rights Agreement as of the date first written above.

                                     COMPANY:

                                     THE VIALINK COMPANY


                                     By: /s/ J. Andrew Kerner
                                         ---------------------------------------
                                         J. Andrew Kerner
                                         Senior Vice President of Finance and
                                         Chief Financial Officer


                                     HOLDER:

                                     AGE INVESTMENTS, INC.


                                     By: /s/ Robert L. Proost
                                         ---------------------------------------
                                         Name:  Robert L. Proost
                                         Title: Sole Director
                                                Executed in St. Clair County, IL